Exhibit 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

FOURTH QUARTER 2007 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter and year ended December 31, 2007.

The results of operations presented in this release include TPGI’s results of operations for the three months and twelve months ended December 31, 2007 and 2006. The consolidated net loss for the three months ended December 31, 2007 was $1,569,000 or $0.07 per share compared to consolidated net loss of $1,567,000 or $0.11 per share for the three months ended December 31, 2006. The consolidated net loss for the year ended December 31, 2007 was $903,000 or $0.04 per share compared to consolidated net loss of $2,049,000 or $0.14 per share for the year ended December 31, 2006.

TPGI’s share of after tax cash flow (a non-GAAP financial measure), for the three months ended December 31, 2007 was $4,028,000 or $0.17 per share compared to after tax cash flow of $3,755,000 or $0.26 per share for the three months ended December 31, 2006. TPGI’s share of after tax cash flow for the year ended December 31, 2007 was $21,626,000 or $1.04 per share compared to after tax cash flow of $14,860,000 or $1.04 per share for the year ended December 31, 2006. We define after tax cash flow (ATCF) as net income (loss) excluding the following items: deferred income taxes, minority interest, non- cash charges for depreciation and amortization, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments and fair market value rent adjustments. ATCF is further described in note (c) to the financial statements below.

“In the fourth quarter, we made progress stabilizing our joint venture properties; occupancy continues to increase in this value-add portfolio,” said James A. Thomas, President and CEO. “We are continuing to execute on our development program, a key driver in our growth strategy. Our balance sheet is stable, and we have a strong cash position which should allow us to take advantage of opportunities to enhance the value of our company.”

Financial schedules follow. Further information is available in the Supplemental Financial Information for the Fourth Quarter 2007, which is available in the Investor Relations section (Financial Information) on TPGI’s website.

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Thursday, February 28, 2008, at 11:30 a.m. Pacific Time. To participate in the call, dial (800) 299-9086 and (617) 786-2903 internationally, and provide confirmation code 42927203.

A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through March 20, 2008 by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 58415103. A webcast replay of the call will also be available from the Investor Relations section of our website at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential, properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. The company seeks to capitalize on opportunities for above-average risk-adjusted investment returns from real estate, while managing the volatility associated with the real estate industry, through joint-venture ownership structures. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services, including interest rates, the availability of credit and equity investors to finance commercial real estate transactions, and the impact of tax laws affecting real estate.

For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors That May Influence Future Results of Operations” in our 10-K for the year ended December 31, 2006, as amended on Form 10-K/A and our quarterly reports on Form 10-Q for 2007, which have been filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)	(audited)
Revenues:
Rental	$8,072	$8,190	$32,646	$33,076
Tenant reimbursements	4,914	5,080	20,287	19,399
Parking and other	1,106	886	4,051	3,945
Investment advisory, management, leasing, and development services	1,892	2,017	13,535	7,913
Investment advisory, management, leasing, and development services unconsolidated real estate entities	5,884	4,596	21,013	14,241

Total revenues	21,868	20,769	91,532	78,574

Expenses:
Rental property operating and maintenance	4,332	3,326	16,740	15,115
Real estate taxes	1,509	1,473	6,087	5,904
Investment advisory, management, leasing, and development services	4,727	2,865	15,359	9,759
Rent—unconsolidated real estate entities	60	57	241	227
Interest	5,316	4,692	17,721	20,570
Depreciation and amortization	2,828	3,144	11,604	12,661
General and administrative	4,334	5,447	18,937	17,202

Total expenses	23,106	21,004	86,689	81,438

Gain on sale of real estate	1,151	1,041	4,441	10,640
Loss from early extinguishment of debt	—	—	—	(360)
Interest income	1,568	1,107	6,014	2,974
Equity in net loss of unconsolidated real estate entities	(5,487)	(3,409)	(14,853)	(12,909)
Minority interests—unitholders in the Operating Partnership	1,471	849	(249)	1,577
Minority interests in consolidated real estate entities	35	18	122	(472)

(Loss)/income before (provision) benefit for income taxes	(2,500)	(629)	318	(1,414)
Benefit (provision) for income taxes	931	(938)	(1,221)	(635)

Net loss	$(1,569)	$(1,567)	$(903)	$(2,049)

Loss per share-basic	$(0.07)	$(0.11)	$(0.04)	$(0.14)
Loss per share-diluted	$(0.07)	$(0.11)	$(0.04)	$(0.14)
Weighted average common shares—basic	23,643,502	14,354,703	20,739,371	14,339,032
Weighted average common shares—diluted	23,643,502	14,354,703	20,739,371	14,339,032

Reconciliation of net loss to EBDT (a):

Net loss	$(1,569)	$(1,567)	$(903)	$(2,049)
Adjustments:
Deferred income tax expense (benefit)	(931)	938	1,221	635
Minority interests	(1,506)	(867)	127	(1,105)
Depreciation and amortization	2,828	3,144	11,604	12,661
Amortization of loan costs	82	129	327	487
Unconsolidated real estate entities:
Depreciation and amortization	6,285	3,585	19,712	14,610
Depreciation and amortization from discontinued operations	—	43	12	156
Amortization of loan costs	437	521	1,681	1,407
Amortization from discontinued operations	—	34	—	173

EBDT	$5,626	$5,960	$33,781	$26,975

TPGI share of EBDT (b)	$3,405	$2,691	$18,951	$12,216

EBDT per share—basic	$0.14	$0.19	$0.91	$0.85

EBDT per share—diluted	$0.14	$0.19	$0.91	$0.85

Reconciliation of net loss to ATCF (c):

Net loss	$(1,569)	$(1,567)	$(903)	$(2,049)
Adjustments:
Deferred income tax expense (benefit)	(931)	938	1,221	635
Minority interests	(1,506)	(867)	127	(1,105)
Depreciation and amortization	2,828	3,144	11,604	12,661
Amortization of loan costs	82	129	327	487
Non-cash compensation expense	849	1,381	3,765	3,754
Straight-line rent adjustments	1,473	1,478	5,857	5,543
Fair market value of rent adjustments	(12)	(1)	(16)	(259)
Unconsolidated real estate entities:
Depreciation and amortization	6,285	3,585	19,712	14,610
Depreciation and amortization from discontinued operations	—	43	12	156
Amortization of loan costs	437	521	1,681	1,407
Amortization from discontinued operations	—	34	—	173
Straight-line rent adjustments	(669)	(538)	(3,410)	(3,288)
Fair market value of rent adjustments	(613)	36	(1,428)	76

ATCF	$6,654	$8,316	$38,549	$32,801

TPGI share of ATCF (b)	$4,028	$3,755	$21,626	$14,860

ATCF per share—basic	$0.17	$0.26	$1.04	$1.04

ATCF per share—diluted	$0.17	$0.26	$1.04	$1.04

Weighted average common shares—basic	23,643,502	14,354,703	20,739,371	14,339,032
Weighted average common shares—diluted	23,626,031	14,368,763	20,766,182	14,352,913

(a)	EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on an interest in our operating partnership of 60.5% and 45.2% for the three months ended December 31, 2007 and 2006, respectively, and 56.1% and 45.3% for the year ended December 31, 2007 and 2006, respectively.

(c)	ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair market value of rents. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007	December 31, 2006
	(unaudited)	(audited)
ASSETS
Investments in real estate	$574,983	$442,798
Less accumulated depreciation	(111,619)	(106,644)

	463,364	336,154
Investments in unconsolidated real estate entities	49,199	52,364
Cash and cash equivalents	126,647	64,343
Restricted cash	26,251	21,500
Rents and other receivables, net	2,352	2,195
Receivables—unconsolidated real estate entities	6,640	4,074
Deferred rents	11,932	17,610
Deferred leasing and loan costs, net	15,815	14,707
Other assets	18,692	5,133

Total assets	$720,892	$518,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage, other secured, and unsecured loans	$396,007	$331,828
Accounts payable and other liabilities	74,733	35,458
Dividends and distributions payable	2,354	1,916
Due to affiliate	2,000	—
Prepaid rent	3,402	3,558
Deferred tax liability	—	2,392

Total liabilities	478,496	375,152

Minority interests:
Unitholders in the Operating Partnership	93,492	76,390
Minority interests in consolidated real estate entities	4,581	4,288

Total minority interests	98,073	80,678

Common stock	237	144
Limited voting stock	145	167
Additional paid-in capital	159,420	71,095
Retained deficit and dividends including $329 and $258 of other comprehensive loss as of December 31, 2007 and December 31, 2006, respectively	(15,479)	(9,156)

Total stockholders’ equity	144,323	62,250

Total liabilities and stockholders’ equity	$720,892	$518,080

Contact:	Thomas Properties Group, Inc.

Website: www.tpgre.com

Diana Laing, Chief Financial Officer

213-613-1900